Exhibit 4.1

TRIANGLE PETROLEUM CORPORATION

INCORPORATION UNDER THE LAWS OF THE STATE OF NEVADA

AUTHORIZED SHARES $0.00001 PAR VALUE

NUMBER	SHARES
CUSIP
See Reverse
For Certain Definitions

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.00001 PAR VALUE COMMON STOCK OF

TRIANGLE PETROLEUM CORPORATION

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated:

Secretary	SEAL	President

TRIANGLE PETROLEUM CORPORATION

TRANSFER FEE: $                     PER NEW CERTIFICATE ISSUED

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—                     Custodian                      (Minor) under Uniform Gifts to Minors Act                      (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                      hereby sell, assign and transfer unto                      (Please insert Social Security or other identifying number of Assignee).

(Please print or typewrite name and address, including zip code of Assignee)

Shares of the Common Stock represented by the within

Certificate, and do hereby irrevocably constitute and appoint                              attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:

Notice: The signatures to this Assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

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